UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
August 20, 2004 (August 12, 2004)

Advanced Neuromodulation Systems, Inc.

(Exact name of registrant as specified in its charter)

Texas	0-10521	75-1646002

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6901 Preston Road
Plano, Texas 75024

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:
(972) 309-8000

Item 2. “Acquisition or Disposition of Assets.”

On August 12 and 13, 2004, we acquired 3.5 million shares, or approximately 14.87%, of the outstanding common stock of Cyberonics, Inc. (NASDAQ: CYBX) in open market purchases. We purchased the shares at prices that ranged between $13.74 and $14.52 per share. The aggregate cash purchase price that we paid for the shares was approximately $49.56 million.

On August 19, 2004, our chief executive officer contacted Cyberonics’ chief executive officer to apprise him of our investment, and to invite Cyberonics to discuss, in general, the opportunities presented by a possible business combination of Advanced Neuromodulation Systems and Cyberonics.

Item 9. “Regulation FD Disclosure.”

On August 20, 2004, we issued a press release disclosing the acquisition of the Cyberonics shares and the contact between our respective chief executive officers. A copy of the press release is attached as Exhibit 99.1.

This press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Dated: August 20, 2004

ADVANCED NEUROMODULATION SYSTEMS, INC.
By:	/s/ F. Robert Merrill III
	Name:	F. Robert Merrill III
	Title:	Executive Vice President, Finance, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press Release dated August 20, 2004 (This press release shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act)